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                                                                    EXHIBIT 23.7



                                    CONSENT



       In accordance with Rule 438 under the Securities Act of 1933, as amended, the undersigned consents to being named in this Registration Statement on Form S-1 as a person who is about to become a director of The Plastic Surgery Company.



June 24, 1999



                                       /s/ RICHARD MLADICK, M.D.
                                       -------------------------------
                                       Richard Mladick, M.D., F.A.C.S.